Exhibit 23.2
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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 registration statement of our report dated September 27, 1996, included in Herley Industries, Inc. Form 10-K for the year ended July 28, 1996.



                               ARTHUR ANDERSEN LLP



Lancaster, PA
 November 27, 1996